Exhibit 5.1

DLA Piper LLP (US) 650 S. Exeter Street, Suite 1100 Baltimore, Maryland 21202 www.dlapiper.com T 410.580.3000 F 410.580.3001

December 18, 2024

Rezolve AI Limited

3rd Floor, 80 New Bond Street

London, W1S 1SB

United Kingdom

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as counsel to Rezolve AI Limited, a private limited company registered under the laws of England and Wales with registration number 14573691 (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (a) 7,598,784 Ordinary Shares, par value £0.0001 per share (each, an “Ordinary Share” and collectively, the “Ordinary Shares”), together with 7,598,784 warrants (each, an “Offering Warrant” and collectively, the “Offering Warrants”), each exercisable for one Ordinary Share, or in lieu of Ordinary Shares, (b) 7,598,784 pre-funded warrants (the “Pre-Funded Warrants” and, together with the Offering Warrants, the “Warrants”), each exercisable for one Ordinary Share.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, a form of the Amended and Restated Memorandum and Articles of Association of the Company currently in effect, and the corporate action of the Company that provides for the issuance of the Warrants, and we have made such other investigation as we have deemed appropriate.

We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporation Law of the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

(i)
The Offering Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company; and
(ii)
The Pre-Funded Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)
The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
(b)
We are opining herein as to the internal laws of the State of New York and we express no opinion with respect to the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. Various matters concerning the laws of England and Wales are addressed in the opinion of Taylor Wessing LLP, which will be separately filed as Exhibit 5.1 to the Registration

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Rezolve AI Limited

December 13, 2024

Statement. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed that the legal conclusions relating to such matters are correct.
(c)
We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.
(d)
The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(e)
This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
DLA Piper LLP (US)
/s/ DLA Piper LLP (US)

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